Exhibit 99.1
PCTEL Schedules Fourth Quarter Earnings
Release
Company Guides to Higher Revenue for Quarter and 2010
BLOOMINGDALE, IL, January 18, 2011 — PCTEL, Inc. (NASDAQ:PCTI), a leader in antenna and scanning receiver solutions, announced today it will release its financial results for the fourth quarter, 2010 on Thursday, February 24, 2011. An earnings conference call will follow the release at 5:15 p.m. Eastern Time.
In addition, the company is advising its investors and analysts that revenues were stronger than anticipated in the fourth quarter. The revenues reflected continued strength in several vertical markets for antenna products and a recovery in scanner OEM business from seasonally low Q3 levels as well as scanner project wins in India and China. The company anticipates reporting approximately $18.6 million in revenue for the fourth quarter and gross margins at or above the upper range of previous guidance. These results are not yet audited. The company does not offer earnings guidance.
The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International) conference ID: 37532282. The call will also be webcast at http://investor.pctel.com/events.cfm. Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer, will discuss the fourth quarter and annual 2010 financial results and the company’s business outlook. A replay will be available for two weeks after the call on either the website listed above, or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291 Conference ID: 37532282.
About PCTEL
PCTEL, Inc. (NASDAQ:PCTI — News), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and

CLARIFY® interference management solutions are used to measure, monitor and optimize mobile networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, TD-SCDMA and WiMAX networks. SeeHawk™, PCTEL’s latest analysis tool, facilitates the visualization of data from all of PCTEL’s data collection devices.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, Yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. PCTEL Secure, a joint venture with Eclipse Design Technologies, designs Android-based, secure communication products. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com
PCTEL SAFE HARBOR
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s Q4 revenues reflecting continued strength in several vertical markets for antenna products and a growing demand for scanning receivers in India and China, are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
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For further information contact:
Jack Seller
Public Relations
PCTEL, Inc.
(630)339-2116
jack.seller@pctel.com